UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreements with Covidien and Tyco Electronics

On June 29, 2007, Tyco International Ltd. (“Tyco”) entered into a Separation and Distribution Agreement with Covidien Ltd. (“Covidien”) and Tyco Electronics Ltd. (“Tyco Electronics”) to effect the spin-offs of Covidien and Tyco Electronics and provide a framework for Tyco’s relationship with those companies after the spin-offs. These agreements govern the relationships among Covidien, Tyco Electronics and Tyco subsequent to the completion of the spin-offs and provide for the allocation among Covidien, Tyco Electronics and Tyco of Tyco’s assets, liabilities and obligations attributable to periods prior to the spin-offs. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-offs of Covidien and Tyco Electronics and the distribution of their common shares to Tyco’s shareholders, the parties also entered into a Tax Sharing Agreement on June 29, 2007.

The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The description of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth Tyco’s agreements with Covidien and Tyco Electronics regarding the principal transactions necessary for the spin-offs of those companies. It also sets forth other agreements that govern certain aspects of Tyco’s relationship with Covidien and Tyco Electronics after the completion of the spin-offs.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Covidien, Tyco Electronics and as part of the separation into three companies, and describes when and how these transfers, assumptions and assignments will occur, although many of the transfers, assumptions and assignments have already occurred prior to the parties’ entering into the Separation and Distribution Agreement. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•   All of the assets and liabilities primarily related to Covidien’s business—the business and operations of Tyco’s healthcare segment—will be retained by or transferred to Covidien.

•   All of the assets and liabilities primarily related to Tyco Electronics’ business—the business and operations of Tyco’s electronics segment—will be retained by or transferred to Tyco Electronics.

•   All of the assets and liabilities primarily related to the business and operations of Tyco’s fire and security and engineered products and services segments will be retained by or transferred to Tyco.

•   Liabilities related to, arising out of or resulting from each of Tyco’s previously terminated or divested businesses that are not sufficiently associated with the current business of any of the parties are allocated to specific parties. Liabilities related to, arising out of or resulting from the Plastics, Adhesives and Ludlow Coated Products business, as well as the A&E business, which were previously divested by Tyco, are allocated to Covidien.

•   Each party will assume or retain any liabilities relating to its employees in respect of the period prior to, on or following June 29, 2007.

•   Each party or one of its subsidiaries will assume or retain any liabilities relating to any of its or its subsidiaries’ or controlled affiliates’ indebtedness, regardless of the issuer of such indebtedness, exclusively relating to its business or secured exclusively by its assets.

•   Tyco will assume 27%, Covidien will assume 42% and Tyco Electronics will assume 31% of certain of Historical Tyco’s contingent and other corporate liabilities, which include securities litigation, certain legacy tax contingencies and any actions with respect to the spin-offs or the distributions made or brought by any third party. Any amounts relating to these contingent and other corporate liabilities paid to Tyco after the spin-offs that are subject to the allocation provisions of the Separation and Distribution Agreement will be shared among Tyco, Covidien and Tyco Electronics pursuant to the same allocation ratio. Under the Separation and Distribution Agreement, Tyco, Tyco Electronics and Covidien will be jointly and severally liable for amounts relating to the class action settlement.

•   Subject to certain limitations, Tyco will be responsible for finalizing the settlement agreement entered into on May 14, 2007 and applying to the court for approval of the settlement agreement and will have the right to control the defense and settlement of any other litigation related to the shared contingent and other corporate liabilities referred to above. All costs and expenses that Tyco incurs in connection with the defense of such litigation, other than the amount of any judgment or settlement, which will be allocated in the manner described above, will be borne equally by Covidien, Tyco Electronics and Tyco.

•   Tyco will retain control of and bear all costs of currently pending litigation between Tyco and members of Tyco’s former senior management. In order to align the management of contingent liabilities and contingent assets relating to members of Tyco’s former senior management, any amounts paid to Tyco after the spin-offs as a result of this litigation, and any liability arising from pending counterclaims brought by Tyco’s former senior management, will be retained by Tyco and will not be allocated to either Covidien or Tyco Electronics. The proceeds of such litigation, net of attorney’s fees, will be shared with the certified class in accordance with the 50% sharing provision of the class action settlement.

•   Covidien will be entitled to 42% and Tyco Electronics will be entitled to 31% of certain of Tyco’s contingent corporate assets, which are not primarily related to the business of Covidien, Tyco Electronics or Tyco’s fire and security and engineered products and services businesses and which are not specifically assigned to Covidien, Tyco Electronics or Tyco, although Tyco expects any such contingent assets to consist only of currently unknown assets and not to be material.

•   Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, other than the costs and expenses relating to the issuance of debt or debt-related securities by any party or its subsidiaries (the costs and expenses of which are expected to be the responsibility of such party), the corporate costs and expenses incurred after the distribution date relating to the spin-offs will be borne by the party incurring such expenses.

The majority of Tyco’s assets and liabilities directly relate to individual businesses and will be assigned or allocated accordingly. Certain litigation and tax contingencies are considered to be obligations of all of Tyco’s businesses, best managed centrally, and appropriately shared among Tyco, Covidien and Tyco Electronics through pre-determined, fixed percentages. The primary consideration for determining those fixed percentages was each entity’s ability to pay, in order to reduce the probability that any settlement of contingencies would disproportionately impact an individual company’s financial condition.

In preparing to spin-off Covidien and in developing the assignment of Tyco’s assets and liabilities, Tyco considered a number of factors including familiarity with the allocated asset or liability, the ability to operate the asset or discharge a liability, the efficiencies achieved though the allocation methodologies, corporate structure, future capital structure and operating plans, and targeted debt levels. On the basis of these considerations, Covidien has been assigned the assets, liabilities and legal entities which comprised the former Plastics, Adhesives and Ludlow Coated Products business, as well as the A&E Products business.

Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained and that any requirements of laws or judgments are not complied with.

Further Assurances

To the extent that any transfers contemplated by the Separation and Distribution Agreement have not been consummated on or prior to the distribution date, the parties will agree to cooperate to effect such transfers as promptly as practicable. In addition, each of the parties will agree to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and any ancillary agreements.

The Distributions

The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the distributions. Each of Covidien and Tyco Electronics  distributed to Tyco as a share dividend the number of such party’s common shares distributable to effectuate the applicable spin-off. On June 29, 2007, Tyco caused their agent to distribute to their shareholders that held their common shares as of June 18, 2007, all the common shares of the company being separated.

Releases and Indemnification

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party will release and forever discharge each other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the spin-offs. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the spin-offs pursuant to the Separation and Distribution Agreement or any ancillary agreement or to ordinary course trade payables and receivables.

In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Tyco’s business with Tyco and financial responsibility for the obligations and liabilities of Covidien’s business and Tyco Electronics’ business with Covidien and Tyco Electronics, respectively. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•   the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement; and

•   any breach by such party of the Separation and Distribution Agreement.

Legal Matters

Each party to the Separation and Distribution Agreement will assume the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other parties for any liability arising out of or resulting from such assumed legal matters.

Each party to a claim will agree to cooperate in defending any claims against two or more parties for events that took place prior to, on or after the date of the spin-off of such party from Tyco.

Tyco initially will act as managing party and manage and assume control of all legal matters related to any assumed Tyco contingent liability or Tyco contingent asset, including settlement of such legal matters. In the event of Tyco’s bankruptcy or insolvency, Covidien will become the managing party. In addition, in the event of a change in control of the managing party, a change in the chief executive officer of the managing party or a change in the majority of the board of directors of the managing party, the managing party may be changed by the vote of two of the three parties to the Separation and Distribution Agreement. Moreover, on an annual basis the parties to the Separation and Distribution Agreement will determine whether or not to change the managing party and the vote of two of the three parties will be sufficient to effect such change. Each of Tyco, Covidien and Tyco Electronics will cooperate fully with the applicable managing party in connection with the management of such assets and liabilities. All costs and expenses related thereto shall be shared equally by these three parties. If any party defaults in payment of its portion of any assumed Tyco contingent liability or the cost of managing any Tyco contingent asset, each non-defaulting party will be responsible for an equal portion of the amount in default together with any other non-defaulting party, although any such payments will not release the obligation of the defaulting party.

Employee Matters

The Separation and Distribution Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the spin-offs, including the treatment of certain outstanding and long-term incentive awards, existing deferred compensation obligations and certain retirement and welfare benefit obligations. The Separation and Distribution Agreement also provides that Tyco’s outstanding share options and restricted share unit awards will be adjusted equitably in connection with each distribution.

Insurance

The Separation and Distribution Agreement provides for the rights of the parties to report claims under existing insurance policies written by non-affiliates of Tyco for occurrences prior to each spin-off and set forth procedures for the administration of insured claims. In addition, the Separation and Distribution Agreement will allocate among the parties the right to insurance policy proceeds based on reported claims and the obligations to incur deductibles under certain insurance policies. The Separation and Distribution Agreement provides that Tyco will continue to own and operate White Mountain and Mountainbran, Tyco’s captive insurance companies, and Covidien and Tyco Electronics will continue their rights as policyholders with respect to existing policies written by those companies for their benefit. The Separation and Distribution Agreement also provides that Tyco will obtain, subject to the terms of the Separation and Distribution Agreement, certain executive risk insurance policies, namely directors and officers policies and fiduciary and employment practices policies, to apply against certain pre-separation claims, if any.

Tyco maintains a variety of global commercial insurance programs with non-affiliates of Tyco. All of these programs are subject to the policies, terms and conditions, policy limits and deductibles of the policies. The facts and circumstances of each pre-separation claim will govern the determination of whether the occurrence is covered by existing insurance policies written by non-affiliates of Tyco or Tyco’s affiliated, captive insurance companies, White Mountain or

Mountainbran, or alternatively, is not covered by any insurance policy existing as of the date of the separation.

Dispute Resolution

In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the parties and such other representatives as the parties designate will negotiate to resolve any disputes among the parties. If the parties are unable to resolve the dispute in this manner within 45 days then, unless agreed otherwise by the parties, the parties will submit the dispute to mediation for an additional period of 30 days. If the parties are unable to resolve the dispute in this manner, until certain litigation related to shared contingent liabilities is finally resolved, the dispute will be resolved through binding arbitration and in all matters involving only claims for monetary damages the parties will be required to each submit a proposal and the arbitrators shall be limited to awarding only one of the proposals submitted. Following resolution of such shared contingent liabilities, the parties will not be bound to arbitrate and may elect to resolve any disputes by litigation.

Other Matters Governed by the Separation and Distribution Agreement

Other matters governed by the Separation and Distribution Agreement include access to financial and other information, intellectual property, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Tax Sharing Agreement

Prior the spin-offs of Covidien and Tyco Electronics from Tyco, Tyco has entered into a Tax Sharing Agreement with Covidien and Tyco Electronics that generally governs Covidien’s, Tyco Electronics’ and Tyco’s respective rights, responsibilities, and obligations after the distribution with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of the shares of Covidien or Tyco Electronics to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Code or certain internal transactions undertaken in anticipation of the spin-offs to qualify for tax-favored treatment under the Code.

Under the Tax Sharing Agreement, with certain exceptions, Tyco will generally be responsible for the payment of:

•   all taxes attributable to Tyco or its subsidiaries that are reported on tax returns for tax periods ending on or before the date of the distribution, all taxes attributable to Tyco or its subsidiaries reported on any income tax returns filed by Covidien, Tyco Electronics or Tyco for tax periods that straddle the date of the distribution, and all taxes attributable to Tyco or its subsidiaries reported on tax returns for periods beginning after the date of the distribution;

•   any non-U.S. income taxes and other non-income taxes resulting from a tax audit to the extent such taxes are attributable to Tyco and its subsidiaries;

•   for periods or portions thereof ending on or before the date of the distribution, 27% of any additional:

•   U.S. income taxes that are required to be paid to a U.S. tax authority as a result of a U.S. tax audit of Covidien’s, Tyco Electronics’ or Tyco’s subsidiaries’ income tax returns;

•   non-U.S. income taxes that are required to be paid to a tax authority as a result of a tax audit of Covidien’s, Tyco Electronics’ or Tyco’s subsidiaries’ income tax returns but only to the extent that such taxes are attributable to adjustments to intercompany transactions or similar adjustments; and

•   27% of any taxes arising from a failure of the distribution of all of the stock of Covidien or Tyco Electronics, or any internal transaction undertaken in anticipation of the spin-offs, to qualify for tax-free or tax-favored treatment under the Code, as the case may be, unless such taxes result from either an action or failure to act on Tyco’s part, in which case Tyco will be responsible for all of such taxes or an action or failure to act on the part of Covidien or Tyco Electronics, in which case Covidien or Tyco Electronics, as applicable, will be responsible for all such taxes.

The Tax Sharing Agreement also contains restrictions on Tyco’s, Covidien’s and Tyco Electronics’ ability to take actions that could cause the distribution or certain internal transactions undertaken in anticipation of the spin-offs to fail to qualify as tax-free or tax-favored transactions, as the case may be, including entering into, approving or allowing any transaction that results in a change in ownership of more than 35% of Tyco’s common shares, a redemption of equity securities, a sale or other disposition of a substantial portion of Tyco’s assets, an acquisition of a business or assets with equity securities to the extent one or more persons would acquire 35% or more of Tyco’s common shares, or engaging in certain internal transactions. These restrictions apply for the two-year period after the distributions, unless the responsible party obtains the consent of the other parties or obtains a private letter ruling from the Internal Revenue Service or an unqualified opinion of a nationally recognized law firm that such action will not cause the distribution or the internal transactions undertaken in anticipation of the spin-offs to fail to qualify as tax-favored transactions and such letter ruling or opinion, as the case may be, is acceptable to the parties. Moreover, the Tax Sharing Agreement generally provides that a party thereto is responsible for any taxes imposed on any other party thereto as a result of the failure of the distribution or the internal transactions to qualify as tax-favored transactions under the Code if such failure is attributable to certain post-distribution actions taken by or in respect of the responsible party or its shareholders, regardless of whether the actions occur more than two years after the distribution, the other parties consent to such actions or the responsible party obtains a favorable letter ruling or tax opinion. In addition, it will set forth the respective rights, responsibilities, and obligations among Tyco, Covidien and Tyco Electronics with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation, and other tax matters. Specifically, in regards to a U.S. income tax audit, Tyco will administer the tax audit and control its settlement in Tyco’s sole discretion. The other parties to the Tax Sharing Agreement will only be able to remove Tyco as the controlling party under limited circumstances, including a change in control or bankruptcy of Tyco or by a majority vote of the parties on or after the second anniversary of the distribution. In regards to any other tax audit, the party or its subsidiary that is subject to the tax audit will administer the tax audit and control its settlement in its sole discretion.

Item 1.02 Termination of Material Definitive Agreements.

On June 29, 2007, Tyco entered into Guarantor Assumption Agreements pursuant to which it assigned to Tyco Electronics or Covidien, respectively, all of its right, title, interest, obligations and duties under the:

1.     364-day Senior Bridge Loan Agreement dated as of April 25, 2007 among Tyco, Tyco International Group S.A., Tyco Electronics Group, S.A., Tyco Electronics, the lenders party thereto and Bank of America, N.A., as administrative agent for such lenders;

2.     Amendment No. 1 to 364-day Senior Bridge Loan Agreement, dated as of May 25, 2007, among Tyco International Group S.A., Tyco International Ltd., Tyco Electronics Group S.A., Tyco Electronics Ltd., the Lenders party thereto, and Bank of America, N.A. as Administrative Agent;

3.     Five-Year Senior Credit Agreement dated as of April 25, 2007 among Tyco, Tyco International Group S.A., Tyco Electronics Group, S.A., Tyco Electronics, the lenders party thereto and Bank of America, N.A., as administrative agent for such lenders;

4.     364-day Senior Bridge Loan Agreement dated as of April 25, 2007 among Tyco, Tyco International Group S.A., Covidien International Finance S.A. and Covidien, the lenders party thereto and Citibank, N.A., as administrative agent for such lenders;

5.     Amendment No. 1 to 364-day Senior Bridge Loan Agreement, dated as of May 25, 2007, among Tyco International Group S.A., Tyco International Ltd., Covidien International Finance S.A., Covidien Ltd., the Lenders party thereto, and Citibank, N.A. as Administrative Agent; and

6.     Five-Year Senior Credit Agreement dated as of April 25, 2007 among Tyco, Tyco International Group S.A., Covidien International Finance, S.A., Covidien Ltd., the lenders party thereto and Citibank, N.A., as administrative agent for such lenders (as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreements”)

The obligations and duties of Tyco under the Credit Agreements were assigned in connection with Tyco’s previously announced plan to distribute common shares of Covidien and Tyco Electronics to the shareholders of Tyco.  A summary of certain important features of the Credit Agreements can be found in Tyco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2007, and is incorporated by reference into this item.  The description of the Guarantor Assumption Agreements set forth under this Item 1.02 is qualified in its entirety by reference to the complete terms and conditions of such agreements, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2007, Tyco completed the separation of Covidien and Tyco Electronics, formerly Tyco’s healthcare and electronics businesses into separate, publicly-traded companies (“spin-offs”). The Distribution was made on June 29, 2007, to Tyco shareholders of record on June 18, 2007, the record date.  Each Tyco shareholder received 0.25 of a common share of each of Covidien and Tyco Electronics for each Tyco common share held on the record date. Tyco shareholders will receive cash in lieu of fractional shares for amounts of less than one Covidien or Tyco Electronics common share.  The Distribution was structured to be tax-free to Tyco shareholders except to the extent of cash received in lieu of fractional shares.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Issuance of Founders’ Grant to Officers

On July 2 2007,  Tyco granted equity compensation (the “Founders’ Grant”) under the 2004 Stock and Incentive Plan to certain executive officers, including its Chairman and Chief Executive Officer and its Chief Financial Officer.  The Founders’ Grant was issued in the form of non-qualified stock options, restricted stock units and performance share units.

•      The stock options vest pro-rata over four years beginning on July 2, 2008.  The exercise price of the options is equal to the closing price per share of Tyco’s common shares on the grant date as reported by the New York Stock Exchange.

•      The restricted stock units vest in three equal annual installments beginning on the July 2, 2009.  Restricted stock units are credited with dividend equivalent units when Tyco distributes dividends. Dividend equivalent units are subject to the same vesting schedule as restricted stock units and are settled in common shares upon vesting.

•      The performance goal of the performance share units is based on Tyco’s three-year annualized Total Shareholder Return (“TSR”) as compared to the TSR of all companies in the S&P 500 Industrials Index.  The actual number of performance share units that a recipient can earn ranges from 0 to 200 percent of target.  The number of performance share units earned will be determined following the end of the performance period on June 30, 2010.  The value of the award will depend on the number of units earned and Tyco's stock price on the date the shares are delivered following the end of the performance period.

The stock option, restricted stock unit and performance share unit awards are subject to additional terms and conditions that are contained in the forms of award agreements attached hereto as Exhibits 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference. The foregoing summary of the awards is qualified in its entirety by reference to Exhibits 10.6, 10.7 and 10.8.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2007, the bye-laws of Tyco were amended to effect the reverse share split of Tyco’s common shares authorized by the shareholders of Tyco on March 8, 2007.  As a result of the amendment, the authorized share capital of Tyco was reduced to $925,000,000, divided into 1,000,000,000 common shares, par value U.S. $0.80 per share, and 125,000,000 preference shares, par value U.S. $1.00 per share.  The description of the bye-laws of Tyco as set forth under this Item 5.03 is qualified in its entirety by reference to Tyco's bye-laws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The unaudited pro forma quarterly financial data furnished with this report as Exhibit 99.2 includes the unaudited pro forma quarterly revenue and operating income for Tyco’s post spin-off segments for each of the four fiscal quarters for the fiscal year ended September 29, 2006 and for each of the first two fiscal quarters for the fiscal year ending September 28, 2007.

This information should be read in conjunction with Tyco’s Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 29, 2006, its Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 29, 2006 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007.  The unaudited pro forma quarterly segment data, in the opinion of management, includes all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the information set forth therein.

Item 9.01 Financial Statements and Exhibits.

(b)	Unaudited Pro Forma Financial Information.

Included as Exhibit 99.1 are Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended March 30, 2007 and March 31, 2006 and for the years ended September 29, 2006, September 30, 2005 and September 30, 2004 that reflect the spin-offs of Covidien and Tyco Electronics as if the spin-offs occurred on October 1, 2003 and as if the post-separation capital structure was completed as of October 1, 2005 and an Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 30, 2007 that gives effect to the spin-offs of Covidien and Tyco Electronics as if the spin-offs and related transactions occurred on March 30, 2007.

These Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of our results of operations or financial condition had the spin-offs of Covidien and Tyco Electronics been completed on the dates assumed or the results that may be achieved in the future. These Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read together with Tyco’s Quarterly Report on Form 10-Q as of and for the six months ended March 30, 2007 and Annual Report on Form 10-K/A as of and for the year ended September 29, 2006.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated June 29, 2007
3.1	Amended and Restated Bye-Laws
10.1	Tax Sharing Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated June 29, 2007
10.2	Guarantor Assumption Agreement by and among Tyco International Ltd. and Tyco Electronics Ltd., dated as of June 29, 2007
10.3	Guarantor Assumption Agreement by and among Tyco International Ltd. and Tyco Electronics Ltd., dated as of June 29, 2007
10.4	Guarantor Assumption Agreement by and among Tyco International Ltd. and Covidien Ltd., dated as of June 29, 2007
10.5	Guarantor Assumption Agreement by and among Tyco International Ltd. and Covidien Ltd., dated as of June 29, 2007
10.6	Founders’ Grant Option Award
10.7	Founders’ Grant Restricted Unit Award
10.8	Founders’ Grant Performance Share Unit Award
99.1	Unaudited Pro Forma Financial Information
99.2	Unaudited Pro Forma Segment Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice-President and Secretary

Date: July 6, 2007